                                                                      Exhibit 11


                   CENTENNIAL CELLULAR CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-Q

               For the Six Months Ended November 30, 1998 and 1997

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  (Amounts in thousands, except per share data)


                                                                            Six Months Ended
                                                             ---------------------------------------------
                                                              November 30,                    November 30,
                                                                 1998                             1997
                                                             --------------                  -------------
                                                                               (Unaudited)
Net Income (Loss)                                            $        6,343                  $     (16,412)
Preferred stock dividends                                            (8,226)                        (8,226)
                                                             --------------                  -------------
Income (loss) applicable to common shares                    $       (1,883)                 $     (24,638)
                                                             ==============                  =============

Average number of common shares and common
      share equivalents outstanding
         Average number of common shares
         outstanding during this period                          25,629,000                     26,601,000
        Add common share equivalents - Options
         to purchase common shares - net                            637,000                        302,000
                                                             --------------                  -------------
Average number of common shares and common
      share equivalents outstanding                              26,266,000 (A)                 26,903,000 (A)
                                                             ==============                  =============

Earnings (loss) per common share                             $         (.07)(A)              $        (.92)(A)
                                                             ==============                  =============


(A) In accordance with SFAS 128, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction of earnings per share is anti-dilutive. Therefore, loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include certain common share equivalents as their effect is anti-dilutive.